EXHIBIT 3.2

BY-LAWS
OF STATE STREET CORPORATION

As amended through December 21, 2004

ARTICLE I

STOCKHOLDERS

SECTION 1. ANNUAL MEETING. There shall be an annual meeting of stockholders of this corporation within six months after the end of the fiscal year of this corporation. The annual meeting of stockholders of this corporation shall be held at such time and place as may be determined from time to time by the Board of Directors. In the event that no date for the annual meeting is established or said meeting has not been held on the date so determined, whether because of the postponement of such meeting pursuant to Section 8 of this Article I or otherwise, a special meeting in lieu of the annual meeting may be held at such time and place as may be determined by the Board of Directors with all the force and effect of an annual meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the chairman or by the Board of Directors and shall be called by the clerk, or in the case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least forty percent of the capital stock entitled to vote thereat. Such application shall specify the purpose or purposes for which the meeting is to be called and may designate the place, date and hour of such meeting, provided, however, that no such application shall designate a date not a full business day or an hour not within normal business hours as the date or hour of such meeting without the approval of the chairman or the Board of Directors.

SECTION 3. PLACE OF MEETINGS. Meetings of the stockholders may be held anywhere within, but not without, the United States.

SECTION 4. NOTICE. Except as hereinafter provided a written or printed notice of every meeting of stockholders stating the place, hour and purpose or purposes thereof shall be given by the clerk or an assistant clerk (or by any other officer in the case of an annual meeting or by the person or persons calling the meeting in the case of a special meeting) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the articles of organization or by these by-laws, is entitled to such notice, by leaving such notice with him or her at his or her residence or usual place of business or by mailing it, postage prepaid, addressed to him or her at his or her address as it appears upon the records of the corporation. Whenever notice of a meeting is required to be given to a stockholder by law, by the articles of organization or by these by-laws, a written waiver of such notice, executed before or after the meeting by such stockholder or his or her attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.

SECTION 5. ACTION AT A MEETING. Except as otherwise provided by the articles of organization, at any meeting of the stockholders a majority of all shares of stock then issued, outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of any business. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting.

When a quorum is present at any meeting, the affirmative vote of a majority of the shares of stock present or represented and entitled to vote shall be necessary and sufficient to the determination of any questions brought before the meeting, unless a larger or different vote is required by law, by the articles of organization or by these by-laws, provided, however, that, except as otherwise provided by the articles of organization, any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote in such election.

Except as otherwise provided by law or by the articles of organization or by these by-laws, each holder of record of shares of stock entitled to vote on any matter shall have one vote for each such share held of record and a proportionate vote for any fractional share so held. Stockholders may vote either in person or by proxy. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving its invalidity shall rest on the challenger.

Any election by stockholders and the determination of any other questions to come before a meeting of the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon but need not be otherwise.

SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

SECTION 7. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATION OF DIRECTORS.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors of this corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to this corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of this corporation who was a stockholder of record at the time of giving of notice provided for in this by-law, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 7.

(ii) For nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 7, the stockholder must have given timely notice thereof in writing to the clerk or, if there be one, the secretary of this corporation. To be timely, a stockholder’s notice shall be delivered to the clerk or, if there be one, the secretary of this corporation at the principal executive offices of this corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on this corporation’s books, and of such beneficial owner and (II) the class and number of shares of this corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 7 to the contrary, in the event that any person nominated by the Board of Directors of this corporation for election as a director (other than a person nominated to fill a vacancy created by the death of a director) was not a director or nominee named (A) in this corporation’s proxy statement for the preceding annual meeting or (B) in a public announcement made by this corporation at least 60 days prior to the first anniversary of the preceding year’s annual meeting (a “New Nominee”), a stockholder’s notice required by this Section 7 shall also be considered timely if it shall be delivered to the clerk or, if there be one, the secretary of this corporation at the principal executive offices of this corporation not later than the close of business of the 10th day following the date on which public announcement is first made by this corporation of the election or nomination of such New Nominee to the Board of Directors.

(iv) This corporation shall set forth in its proxy statement for each annual meeting of stockholders the date by which notice of nominations by stockholders of persons for election as director or for other business proposed to be brought by stockholders at the next annual meeting of stockholders must be received by this corporation to be considered timely pursuant to this Section 7. With respect to the first annual meeting of stockholders after the adoption of this Section 7, this corporation shall issue a public announcement setting forth such information not less than 30 days prior to the applicable date.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to this corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to this corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of this corporation who (A) is a stockholder of record at the time of giving of the notice provided for in this Section 7, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 7. Stockholders desiring to nominate persons for election to the Board of Directors at such a special meeting of stockholders shall deliver the stockholder’s notice required by paragraph (a)(ii) of this Section 7 to the clerk or, if there be one, the secretary of this corporation at the principal executive offices of this corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (x) the 60th day prior to such special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) General.

(i) Only persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with Section 7, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by this corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to limit this corporation’s obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act or any successor Rule.

SECTION 8. POSTPONEMENT OR ADJOURNMENT OF ANNUAL OR SPECIAL MEETING. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual or special meeting of stockholders. Any annual or special meeting of stockholders may be adjourned by the chairman of the Board or pursuant to resolution of the Board of Directors.

ARTICLE II

DIRECTORS

SECTION 1. NUMBER, ELECTION AND TERM. There shall be a board of not less than three nor more than 30 directors. The number of directors shall be determined from time to time by vote of a majority of the directors then in office. No director need be a shareholder. Except as otherwise provided by law or by the articles of organization, each director shall hold office until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director sooner dies, resigns, is removed or becomes disqualified or there is a decrease in the number of directors. (Amended 12/21/04)

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 2. RESIGNATIONS. Any director may resign by delivering his or her written resignation to the corporation at its principal office or to the president or clerk or, if there be one, to the secretary. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein, or, if no such time or condition is specified, upon its receipt.

SECTION 3. REMOVAL. At any meeting of the stockholders called for the purpose any director may be removed from office only for cause by vote of a majority of the shares issued, outstanding and entitled to vote for the election of directors. At any meeting of the Board of Directors any director may be removed from office for cause by vote of a majority of the directors then in office. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

SECTION 4. VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, or from the death, resignation, disqualification or removal of a director or otherwise, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and any director so elected shall hold office for a term to expire at the next shareholders’ meeting at which directors are elected, and until such director’s successor is duly elected and qualified or until such director sooner dies, resigns, is removed or becomes disqualified or there is a decrease in the number of directors. (Amended 12/21/04)

SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need be given. Unless otherwise prescribed by the Board of Directors, the first meeting of the Board of Directors following the annual meeting of the stockholders shall be held without notice on the day following the annual meeting of the stockholders or the special meeting of the stockholders held in lieu thereof, or if that day is a legal holiday in the place where the meeting is to be held, then on the next succeeding full business day, at 10:30 A.M. at the principal office of the corporation. If in any year a meeting of the Board of Directors is not held at such time and place, any elections to be held or business to be transacted at such meeting may be held or transacted at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the president or secretary (or, if there be no secretary, the clerk) or by any director. Such special meetings may be held anywhere within or without the Commonwealth of Massachusetts. A written, printed or telegraphic notice stating the place, date and hour (but not necessarily the purposes) of the meeting shall be given by the secretary or an assistant secretary (or, if there be no secretary or assistant secretary, the clerk or an assistant clerk) or by the officer or director calling the meeting at least forty-eight hours before such meeting to each director by leaving such notice with him or her or at his or her residence or usual place of business or by mailing it, postage prepaid, or sending it by prepaid telegram, addressed to him or her at his or her last known address. No notice of the place, date or hour of any meeting of the Board of Directors need be given to any director if a written waiver of such notice, executed by him or her before or after the meeting is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice.

SECTION 7. ACTION AT A MEETING. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had. When a quorum is present at any meeting a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the articles of organization or by these by-laws.

SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all of the directors then in office consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

SECTION 9. POWERS. The Board of Directors shall have and may exercise all the powers of the corporation, except such as by law, by the articles of organization or by these by-laws are conferred upon or reserved to the stockholders. In the event of any vacancy in the Board of Directors, the remaining directors then in office, except as otherwise provided by law, shall have and may exercise all of the powers of the Board of Directors until the vacancy is filled.

SECTION 10. COMMITTEES. The Board of Directors may elect from the Board an executive committee or one or more other committees and may delegate to any such committee or committees any or all of the powers of the Board except those which by law, by the articles of organization or by these by-laws may not be so delegated. Such committees shall serve at the pleasure of the Board. Except as the Board of Directors may otherwise determine, each such committee may make rules for the conduct of its business, but, unless otherwise determined by the Board or in such rules, its business shall be conducted as nearly as may be as is provided in these by-laws for the conduct of the business of the Board of Directors.

ARTICLE III

OFFICERS

SECTION 1. ENUMERATION. The officers of the corporation shall consist of a president, a treasurer and a clerk and such other officers, including without limitation a chairman of the Board of Directors, one or more vice chairmen of the Board of Directors, a secretary and one or more vice presidents, assistant treasurers, assistant clerks and assistant secretaries, as the Board of Directors may from time to time determine.

SECTION 2. QUALIFICATIONS. No officer need be a stockholder or a director. The same person may hold at the same time one or more offices unless otherwise provided by law. The clerk shall be a resident of Massachusetts unless the corporation shall have a resident agent. Any officer may be required by the Board of Directors to give a bond for the faithful performance of his duties in such form and with such sureties as the board may determine.

SECTION 3. ELECTIONS. The president, treasurer and clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. All other officers shall be chosen or appointed by the Board of Directors.

SECTION 4. TERM. Except as otherwise provided by law, by the articles of organization or by these by-laws, the chairman, president, treasurer and clerk shall hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified. All other officers shall hold office at the pleasure of the Board of Directors.

SECTION 5. RESIGNATIONS. Any officer may resign by delivering his or her written resignation to the corporation at its principal office or to the president or clerk, or, if there be one, to the secretary. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

SECTION 6. REMOVAL. Any officer may be removed from office with or without cause by vote of a majority of the directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the Board of Directors.

SECTION 7. VACANCIES. Vacancies in any office may be filled by the Board of Directors.

SECTION 8. CERTAIN DUTIES AND POWERS. Unless otherwise prescribed by the Board of Directors, the officers designated below, subject at all times to these by-laws and to the direction and control of the Board of Directors, shall have and may exercise the respective duties and powers set forth below:

The Chairman of the Board of Directors. The chairman of the Board of Directors, if there be one, shall be the chief executive officer of the corporation and shall, when present, preside at all meetings of the stockholders and at all meetings of the Board of Directors.

The President. The president shall have such duties and powers as are prescribed by the Board of Directors. If there be no chairman, he shall be the chief executive officer of the corporation and shall, when present, preside at all meetings of the stockholders and at all meetings of the Board of Directors.

The Treasurer. The treasurer shall be the chief financial officer of the corporation and shall cause to be kept accurate books of accounts.

The Clerk. The clerk shall keep a record of all proceedings of the stockholders and, if there be no secretary, shall also keep a record of all proceedings of the Board of Directors. In the absence of the clerk from any meeting of the stockholders or, if there be no secretary, from any meeting of the Board of Directors, an assistant clerk, if there be one, otherwise a clerk pro tempore designated by the person presiding at the meeting, shall perform the duties of the clerk at such meeting.

The Secretary. The secretary, if there be one, shall keep a record of all proceedings of the Board of Directors. In the absence of the secretary from any meeting of the Board, an assistant secretary, if there be one, otherwise a secretary pro tempore designated by the person presiding at the meeting, shall perform the duties of the secretary at such meeting.

SECTION 9. OTHER DUTIES AND POWERS. Each officer, subject at all times to these by-laws and to the direction and control of the Board of Directors, shall have and may exercise, in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are prescribed by law, such duties and powers as are commonly incident to his or her office and such duties and powers as the Board of Directors may from time to time prescribe.

ARTICLE IV

CAPITAL STOCK

SECTION 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates stating the number and the class and the designation of the series, if any, of the shares held by him, and otherwise in form approved by the Board of Directors. Each such certificate shall be signed by the chairman, president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the articles of organization, these by-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the articles of organization, or (ii) a statement of the existence of such preferences, powers, qualification and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

SECTION 2. TRANSFERS. The Board of Directors may make such rules and regulations not inconsistent with law, with the articles of organization or with these by-laws as it deems expedient relative to the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more banks or trust companies, including one which is a subsidiary of the corporation, as transfer agents and registrars of the shares of stock of the corporation and may require all stock certificates to be signed by such a transfer agent or registrar or both. Except as otherwise provided by law, by the articles of organization or by these by-laws, the corporation shall be entitled to treat the record holder of any shares of stock as shown on the books of the corporation as the holder of such shares for all purposes, including the right to receive notice of and to vote at any meeting of stockholders and the right to receive any dividend or other distribution in respect of such shares.

SECTION 3. RECORD DATE. The Board of Directors may fix in advance a time, which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (i) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

SECTION 4. LOST CERTIFICATES. The Board of Directors may, except as otherwise provided by law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December next following.

SECTION 2. CORPORATE SEAL. The seal of the corporation shall be in such form as shall be determined from time to time by the Board of Directors.

SECTION 3. CORPORATE RECORDS. The original, or attested copies, of the articles of organization, by-laws and records of all meetings of the incorporators and stockholders, and the stock transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation in said Commonwealth or at an office of its transfer agent or of its clerk or of its resident agent, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times during regular business hours for inspection by any stockholder for any proper purpose but not if the purpose for which such inspection is sought is to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

SECTION 4. VOTING OF SECURITIES. Except as the Board of Directors may otherwise prescribe, the chairman of the Board of Directors, if there be one, the president and the treasurer and each of them acting singly shall have full power and authority in the name and behalf of the corporation, subject to the instructions of the Board of Directors, to waive notice of, to attend, act and vote at, and to appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

SECTION 5. MGL CHAPTER 110D. The provisions of Chapter 110D of the General Laws shall not apply to this corporation on or after January 1, 1988, provided that this Board reserves its right under Chapter 110D to subsequently amend the by-laws to accept the provisions of Chapter 110D.

ARTICLE VI

AMENDMENTS

Except as otherwise provided by the articles of organization, these by-laws may be altered, amended or repealed at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of stock then issued, outstanding and entitled to vote, provided notice of the substance of the proposed alteration, amendment or repeal is given in the notice of the meeting. These by-laws may also be altered, amended or repealed by vote of a majority of the directors then in office, except with respect to any provision which by law, by the articles of organization or by these by-laws requires action by the stockholders. Action by the stockholders is required to alter, amend or repeal this Article VI so as to increase the power of the directors or reduce the power of the stockholders to alter, amend or repeal these by-laws. Not later than the time of giving notice of the meeting of the stockholders next following the making, amending or repealing by the directors of any by-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws. Any by-law adopted by the directors may be amended or repealed by the stockholders.